Exhibit 23.3



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation in this registration statement of our report dated January 28, 1994 included in USBANCORP, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                   ARTHUR ANDERSEN & CO.

Pittsburgh, Pennsylvania
March 24, 1994